WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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                              FINANCIAL DATA SCHEDULE


ARTICLE                                             6
CIK                                               884463
NAME                                   BT EQUITY APPRECIATION FUND
PERIOD TYPE                                       12-MOS
FISCAL YEAR END                                 30-Sep-99
PERIOD END                                      30-Sep-99
INVESTMENTS AT COST                                     147,410,277
INVESTMENTS AT VALUE                                    180,427,459
RECEIVABLES                                               2,020,497
ASSETS OTHER                                                 23,215
TOTAL  ASSETS                                           182,471,171
PAYABLE FOR SECURITIES                                   10,626,187
OTHER ITEMS LIABILITIES                                     136,434
TOTAL LIABILITIES                                        10,762,621
PAID IN CAPITAL COMMON                                  103,019,050
SHARES COMMON CURRENT                                     8,536,924
SHARES COMMON PRIOR                                       8,207,903
ACCUMULATED NII CURRENT                                           0                                                            195,4
85.57
ACCUMULATED NET GAINS                                    35,672,318                                                            254,1
78.44
OVERDISTRIBUTION GAINS                                            0                                                            187,6
66.34
ACCUM APPREC OR DEPREC                                   33,017,182                                                            274,8
60.11
NET ASSETS                                              171,708,550                                                            317,8
78.64
DIVIDEND INCOME                                           1,060,541                                                            225,4
64.29
INTEREST INCOME                                                   0
OTHER INCOME                                                      0                                                         1,455,53
3.40
EXPENSES NET                                              1,541,701
NET INVESTMENT INCOME                                      (481,160)
REALIZED GAINS CURRENT                                   36,268,372
APPREC INCREASE CURRENT                                  16,844,927
NET CHANGE FROM OPS                                      52,632,139
DISTRIBUTIONS OF INCOME                                           0
DISTRIBUTIONS OF GAINS                                      513,014
DISTRIBUTIONS OTHER                                               0
NUMBER OF SHARES SOLD                                     3,051,438
  194592.467
NUMBER OF SHARES REDEEMED                                 3,282,762
  159610.292
SHARES REINVESTED                                            33,076
  239386.112
NET CHANGE IN ASSETS                                     49,631,444
  236377.279
UNDISTRIBUTED NII PRIOR                                           0
  255279.642
ACCUMULATED GAINS PRIOR                                     398,119
  181637.589
OVERDISTRIB NII PRIOR                                             0
OVERDIST NET GAINS PRIOR                                          0                                                         1
        1,26
GROSS ADVISORY FEES                                         981,463
GROSS EXPENSE                                             1,844,206
AVERAGE NET ASSETS                                      154,287,748
PER SHARE NAV BEGIN                                           13.98
PER SHARE NII                                                 (0.06)
PER SHARE GAIN APPREC                                          6.25
PER SHARE DIVIDEND                                             0.00
PER SHARE DISTRIBUTIONS                                       (0.06)
RETURNS OF CAPITAL                                             0.00
PER SHARE NAV END                                              20.11
EXPENSE RATIO                                                  1.00%





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